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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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LIFE MEDICAL SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFE MEDICAL SCIENCES, INC.
PO Box 219
Little Silver, NJ 07739

Notice of 2001 Annual Meeting of Stockholders
to be held on Thursday August 23, 2001

    Notice is hereby given that the Annual Meeting of Stockholders of LIFE MEDICAL SCIENCES, INC., a Delaware corporation (the "Company"), will be held at the offices of Harris Beach & Wilcox, LLP, 2 World Trade Center, New York, NY 10048 on Thursday, August 23, 2001, at 10:00 a.m., local time, (the "Meeting") for the following purposes:

  1.
  To consider and vote upon the election of five directors;

  2.
  To ratify the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company; and

  3.
  To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The close of business on June 29, 2001, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A complete list of those stockholders will be open to examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's offices for a period of 10 days prior to the Meeting. The stock transfer books of the Company will not be closed.

    All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                      By the order of the Board of Directors,

                      Robert P. Hickey
                      Chairman

Oceanport, New Jersey
Dated: July 13, 2001

LIFE MEDICAL SCIENCES, INC.
PO Box 219
Little Silver, NJ 07739

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Life Medical Sciences, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the offices of Harris Beach & Wilcox, LLP, 2 World Trade Center, New York, NY 10048 on Thursday, August 23, 2001 at 10:00 a.m., local time, and for any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given.

    If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, for the election of the nominees set forth under the caption "Election of Directors" and for the ratification of the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company.

    The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to holders of the Company's Common Stock, par value $.001 per share (the "Common Stock"), is July 13, 2001.

    The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies by telephone or by other electronic means. Upon request, the Company will reimburse brokers, dealers, bankers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners.

    Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting.

VOTING

    Only holders of shares of Common Stock of record as at the close of business on June 29, 2001 (the "Record Date") are entitled to vote at the Meeting. On the Record Date there were issued and outstanding 15,343,342 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding shares of Common Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the shares of Common Stock so represented is necessary to elect the nominees as directors and the affirmative vote of the majority of the shares of Common Stock so represented is necessary to ratify the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company. The stockholders vote at the Meeting by casting ballots (in person or by proxy) which will be tabulated by a person appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the Meeting for quorum purposes but broker non-votes are not counted in the tabulation of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on any matter is  the same legally as a vote "against" the matter, even though the stockholder may (mistakenly) believe that an abstention is neither a vote for or a vote against a proposal.

ELECTION OF DIRECTORS

Information Concerning Nominees

    At the Meeting, five directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

    The following table sets forth the names of the nominees and certain information with regard to each nominee:

Name of Nominee	Age	Held Office Since	Position with Company
Edward A. Celano	62	November 1996	Director
Richard L. Franklin, MD	55	December 2000	Director
Robert P. Hickey	55	May 1996	Chairman, President and CEO
Walter R. Maupay, Jr	62	July 1996	Director
Irwin M. Rosenthal, Esq	72	August 1990	Director

Nominees for Election at the Meeting

    Edward A. Celano has served as a director of the Company since November, 1996. Since February 2001, Mr. Celano has been Managing Director of the Corporate Finance Group of M. R. Weiser & Co., LLP, an investment banking firm. From May 1996 to January 2001, Mr. Celano had been an executive vice president of Atlantic Bank of New York, a commercial bank. From November 1984 to May 1996, Mr. Celano was a senior vice president of NatWest Bank, a commercial bank. Mr. Celano is currently a director of the following publicly traded companies: Entrade, Inc. and Asta Funding, Inc.

    Richard L. Franklin, MD, has served as a director of the Company since December 2000. Since May 1996, Dr. Franklin has been Chief Executive of Phairson, Ltd., a medical product development company. From January 1991 to May 1996, Dr. Franklin was founder and principal of Richard Franklin & Associates and from January 1998 to December 1990, was with Boston Capital Group, both consulting firms to the healthcare industry. From July 1986 to December 1987, Dr. Franklin was head of Healthcare Corporate Finance at Tucker Anthony, an investment banking firm.

    Robert P. Hickey has served as Chairman of the Company's Board of Directors since May 1999, Chief Financial Officer since March 2000, President and Chief Executive Officer of the Company since May 1996 and as a director since July 1996. From May 1994 until joining the Company, Mr. Hickey was founder and president of Roberts Healthcare Resources, Inc., a company engaged in project consulting to Fortune 500 and leading edge companies in the healthcare industry. From 1975 to 1994, Mr. Hickey served in various positions at Johnson & Johnson. From 1992 to 1994, Mr. Hickey was vice president, marketing and director of Ethicon, Inc., a unit of Johnson & Johnson.

    Walter R. Maupay, Jr. has served as a director of the Company since July 1996. At his retirement in 1995, Mr. Maupay was a group executive with Bristol-Myers Squibb and president of Calgon Vestal Laboratories. From May 1988 to January 1995, Mr. Maupay had been president of Calgon Vestal Laboratories, a division of Merck & Co., Inc. From 1984 to 1988, Mr. Maupay served as vice president of Calgon Vestal Laboratories. Mr. Maupay is currently a director of the following publicly traded companies: Kinsey Nash Corporation and Cubist Pharmaceuticals.

    Irwin M. Rosenthal is a co-founder of the Company and has served as Secretary of the Company since May 1999 and as a director of the Company since its inception in 1990. Mr. Rosenthal is an attorney specializing in securities law and has been a senior partner at Harris Beach & Wilcox, LLP since May 2001. From June 2000 to May 2001, Mr. Rosenthal was a senior partner at Greenberg Traurig, LLP. From June 1998 to June 2000, Mr. Rosenthal was a senior partner at Graham & James. Mr. Rosenthal was a senior partner at Rubin Baum Levin Constant & Friedman from December 1991 to June 1998. From December 1989 to December 1991, Mr. Rosenthal was a senior partner at Baer Marks and Upham and from January 1983 to December 1989 a senior partner at Botein Hays & Sklar. Mr. Rosenthal serves as secretary and as a director of Magar Inc., of which he is a principal stockholder. Magar Inc. is a principal stockholder of the Company. Mr. Rosenthal is also a director of the following publicly traded company: EchoCath, Inc. Mr. Rosenthal is the co-founder and involved in the organization and development of four national health oriented non-profit foundations.

    Each director shall hold office until the Company's next meeting of its shareholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. Dr. Franklin was designated as a member of the Board of Directors in December 2000 by holders of the Company's Series A Preferred Stock. The Series A Preferred Stock converted by its terms into Common Stock in June 2001 and is no longer outstanding.

General Information Concerning the Board and its Committees

    The Board met nine times in the fiscal year ended December 31, 2000. The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board annually elects from its members the Executive Committee, Audit Committee and the Compensation Committee. During the last fiscal year each of the directors then serving attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he served.

    Executive Committee.  The Executive Committee exercises all the powers and authority of the Board in the management and affairs of the Company between meetings of the Board, to the extent permitted by law. The members of the Executive Committee are Mr. Hickey, Dr. Franklin and

Dr. Gere S. diZerega. During fiscal 2000, the Executive Committee did not meet separately from the Board but performed its duties in the context of Board meetings. Dr. diZerega will not stand for reelection at the Meeting and, as such, will not continue as a member of the Executive Committee after that date.

    Audit Committee.  The Audit Committee is composed of three independent directors, as defined in the NASD guidelines, who review the Company's auditing, accounting, financial reporting and internal control functions and select the independent auditors. In addition, the committee monitors the non-audit services of the independent auditors. During fiscal 2000, the Audit Committee did not meet separately from the Board but performed its duties in the context of Board meetings. For additional information relating to the Audit Committee, see the Report of Audit Committee on page 9 of this proxy statement.

    Compensation Committee.  The Compensation Committee reviews and recommends to the Board remuneration arrangements, compensation plans and approves option grants for the Company's officers, key employees, directors and others. The Compensation Committee is composed of Messrs. Celano and Maupay. During fiscal 2000, the Compensation Committee met three times.

PRINCIPAL STOCKHOLDERS

    Set forth below is information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, all directors (including nominees), the Named Executive Officers (as defined in "Executive Compensation—Summary Compensation Table") and all directors and executive officers of the Company as a group, as of June 29, 2001. For the purpose of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

Principal Stockholders Table

Name and Address of Beneficial Owner or Number in Group	Shares of Common Stock Beneficially Owned(1)		Percent of Outstanding Shares Beneficially Owned
Ventura Inc. Regent Centre East Freeport, Bahamas	1,500,000		7.9%
Marilyn Moskowitz 9071 Rutledge Ave. Boca Raton, FL 33434	1,433,026	(2)	7.5%
Dr. Herbert Moskowitz 9071 Rutledge Ave. Boca Raton, FL 33434	1,306,870	(3)(4)(5)	6.9%
Schweizerishe Gesellschaft Fur Aldlenhandel und Resaarch AG Kirchstrasse 6 8807 Freienbach, Switzerland	1,000,000		5.3%

Robert P. Hickey c/o Life Medical Sciences, Inc. P.O. Box 219 Little Silver, NJ 07739	902,032	(7)	4.7%
Irwin M. Rosenthal c/o Harris Beach & Wilcox 2 World Trade Center New York, NY 10048	612,644	(3)(4)(6)	3.2%
Walter R. Maupay c/o Life Medical Sciences, Inc. P.O. Box 219 Little Silver, NJ 07739	521,775	(8)	2.7%
Edward A. Celano c/o Life Medical Sciences, Inc. P.O. Box 219 Little Silver, NJ 07739	347,461	(9)	1.8%
Richard L. Franklin, MD c/o Life Medical Sciences, Inc. P.O. Box 219 Little Silver, NJ 07739	-0-		-0-
All executive officers and directors as a group (persons)	2,383,912	(10)	12.5%

(1)
All shares outstanding are Common Stock and are beneficially owned, and sole voting and investment power is held by the persons named, except as otherwise noted.

(2)
Excludes 43,687 shares of Common Stock, 148,217 shares of Common Stock issuable upon exercise of Class A Warrants and Class B Warrants and 658,262 shares of Common Stock issuable upon exercise of options which are currently exercisable, all of which are held by Mrs. Moskowitz's husband, as to which shares of Common Stock Mrs. Moskowitz disclaims beneficial ownership.

(3)
Dr. Moskowitz and Mr. Rosenthal are each officers, directors and principal stockholders of Magar Inc. and own approximately 47% and 16.5%, respectively, of the outstanding stock of such corporation. As such, these individuals may be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Common Stock owned by Magar Inc. Information relating to shares owned by each of these individuals assumes that each beneficially owns all shares owned of record by Magar Inc.

(4)
Includes 406,704 shares of Common Stock of which 270,000 shares are pledged to a bank as security for a loan to Magar Inc. Magar Inc. has the sole right to vote such shares, unless there is an event of default under the loan. In the event of a default by Magar Inc., the bank would have the right to dispose of the shares.

(5)
Includes shares of Common Stock issuable upon exercise of 46,110 Class A Warrants and 46,110 Class B Warrants, and 46,110 Class B Warrants issuable upon exercise of the Class A Warrants which may be exercised at any time up to March 21, 2002 into an additional 148,217 shares of Common Stock. Also includes 708,262 shares of Common Stock issuable upon exercise of options which are currently exercisable, but excludes 1,433,026 shares of Common Stock held by

  Dr. Moskowitz's wife, as to which shares of Common Stock Dr. Moskowitz disclaims beneficial ownership.

(6)
Includes 305,940 shares of Common Stock issuable upon exercise of options which are currently exercisable.

(7)
Includes 839,448 shares of Common Stock issuable upon exercise of options which are currently exercisable and 40,584 shares owned by Mr. Hickey's wife.

(8)
Includes 300,107 shares of Common Stock issuable upon exercise of options which are currently exercisable.

(9)
Includes 276,877 shares of Common Stock issuable upon exercise of options which are currently exercisable and 22,222 shares of Common Stock owned by Walworth Financial Services, Inc., Defined Benefit Trust, controlled by Mr. Celano.

(10)
Includes 1,782,372 shares of Common Stock issuable upon exercise of warrants and options which are currently exercisable.

EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company during the fiscal years ended December 31, 2000, 1999 and 1998 to the executive officer whose annual compensation exceeded $100,000 in fiscal 2000 (the "Named Executive Officer").

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Capacities in Which Served	Year	Salary		Bonus	Securities Underlying Options		Other Compensation (1)
Robert P. Hickey Chairman, President and Chief Executive Officer	2000 1999 1998	$ $ $	217,604 219,663 229,229		415,313 169,448 420,000	(2) (3)	$ $ $	2,043 1,921 1,804

(1)
Represents premium payments for term life insurance for the benefit of the Named Executive Officer.

(2)
Of the 415,313 options granted during 2000, 263,820 were granted to replace previously granted options which were cancelled.

(3)
Of the 420,000 options granted during 1998, 300,000 were granted to replace previously granted options which were cancelled.

    The following table sets forth certain information with respect to stock option grants during the year ended December 31, 2000 to the Named Executive Officer.

Option/SAR Grants in Last Fiscal Year

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date
Robert P. Hickey	23,062	5.6%	$2.00	5/29/03
	23,062	5.6%	$2.00	5/29/04
	23,063	5.6%	$2.00	5/29/05
	23,063	5.6%	$2.00	5/29/06
	23,063	5.6%	$2.00	5/29/07
	100,000	24.0%	$0.562	5/05/06
	100,000	24.0%	$1.4375	3/09/07
	100,000	24.0%	$0.09	10/12/07

(1)
All options were granted with an exercise price equal to or above the fair market value of the Common Stock at the date of grant.

    The following table sets forth certain information with respect to stock option exercises by the Named Executive Officer during the year ended December 31, 2000 and the value of unexercised options at December 31, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercised(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. Hickey			839,448		$35,073

(1)
Based upon the closing price of $1/4 per share of Common Stock on December 31, 2000, less the option exercise price.

Employment and Related Agreements

    In May 2001, the Company entered into an employment agreement with Robert P. Hickey, pursuant to which Mr. Hickey serves as Chairman, President, CEO and CFO of the Company. The term of Mr. Hickey's employment agreement is for a period of one year. Pursuant to such agreement, Mr. Hickey currently receives an annual base salary of $180,000 subject to adjustments for cost-of-living increases and other increases as determined by the Board and received an option to purchase an aggregate of 1,500,000 shares of Common Stock, the grant date for which will be the earlier of either the closing date of the Second Financing as defined in the Series A Preferred Stock Purchase Agreement, as amended or the acquisition of the Company or substantially all of its assets. One third of such option will vest on the grant date and an additional one third vests on each of the first and second anniversaries of the grant date except in the event of a Change of Control, as defined in the employment agreement, in which case, the vesting schedule shall accelerate so that 100% of the option will have vested on the grant date. Such options are exercisable for seven years from the date of vesting and shall have an exercise price equivalent to the transaction price of the Common Shares in the Second Financing.

    If Mr. Hickey dies, is terminated for cause, voluntarily resigns or is unable to perform his duties on account of illness or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred. If Mr. Hickey's employment is terminated for any other reason by the Company during the term of the agreement, Mr. Hickey will receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred plus severance pay equal to six months of salary. The agreement with Mr. Hickey contains confidentiality and non-competition provisions.

    Under the foregoing employment agreement, the Company is required to obtain life insurance coverage on the life and for the benefit of Mr. Hickey in an amount equal to twice the amount of his base salary then in effect. Mr. Hickey will also have the right to participate in all group insurance, hospital, dental, major medical and disability benefits, stock option plans and other similar benefits afforded to executives.

    Pursuant to a previous employment agreement entered into with Mr. Hickey in May 1996 and which expired in May 2001, Mr. Hickey received an option to purchase an aggregate of 250,000 shares of Common Stock. Up to twenty percent of such option commenced vesting immediately and the balance vested in twenty percent increments on each of the first, second, third and fourth anniversaries of the effective date of Mr. Hickey's employment. Such options are exercisable for five years from the date of vesting and have an exercise price of $8.125. In June 1997, the Company canceled these options and granted an option to purchase up to 250,000 shares of Common Stock with such option having identical terms as the canceled option except for the exercise price of $4.00 per share, which was fair market value on the date of grant and an exercise term of seven years from the vesting date. In May 1998, the Company cancelled 115,315 shares covered under this option and issued a new option under identical terms as the cancelled option except for the exercise price of $2.00 per share.

    In May 1998, the Company granted an option to purchase 100,000 shares of Common Stock at the exercise price of $1.31; 50% of said option vested immediately and the remainder vests on the first anniversary. These options expire seven years from the vesting date.

    In March 2000, the Company granted to Mr. Hickey an option to acquire up to 100,000 shares of Common Stock at $1.4375 per share and in October 2000, the Company granted to Mr. Hickey an option to acquire up to 100,000 shares of Common Stock at $0.09 per share, both options being totally vested as of the issuance dates and having an exercise term of seven years from the vesting dates. In October 2000, the Company granted non-qualified options aggregating to 263,820 shares which replaced previously granted incentive stock options grants at the same exercise price, vesting and exercise term as the option grants replaced.

    In April 2001, the Company entered into a consulting agreement with Richard L. Franklin, MD, pursuant to which Dr. Franklin agreed to render advisory and consulting services to the Company in the areas of strategic planning, business management, fund raising, investor relations and other areas consistent with the Dr. Franklin's experience and expertise. The initial term of this agreement is one year. For his services under this agreement, the Company agreed to pay Dr. Franklin a fee of $10,000 per month and granted Dr. Franklin a non-qualified stock option to purchase up to 3,000,000 shares of the Company's Common Stock, the grant date for which will be the earlier of the closing date of the Second Financing as defined in the Series A Preferred Stock Purchase Agreement, as amended or the acquisition of the Company or substantially all of its assets. The exercise price for each option share shall be equivalent to the transaction price of the Common Shares in the Second Financing. One third of the option grant will vest as of the grant date and an additional one third shall vest on each of the first and second anniversaries of the grant date except in the event of a Change of Control, as defined in the Company's 2001 Non-Qualified Stock Option Plan, in which case, the vesting schedule shall accelerate so that 100% of the option grant shall have vested as of the grant date.

Director Compensation

    All directors of the Company are reimbursed for reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board. All outside directors are entitled to receive $1,000 for attendance at each Special Meeting and $500 for participation in each teleconference meeting.

    In October 2000, the Company granted to Messrs. Celano and Maupay, options for each to acquire up to 50,000 shares of Common Stock at $0.09 per share; to Mr. Eklund, an option to acquire up to 75,000 shares at $0.09 per share and to Mr. Rosenthal, an option to acquire up to 100,000 shares at $0.09 per share. Such options vested immediately and are exercisable for seven years from the grant date.

    During 2000, Messrs. Eklund and Maupay were each granted various options to purchase Common Stock in lieu of Board fees aggregating to 37,755 shares at exercise prices ranging from $0.023 to $0.36 per share; similarily, Mr. Celano was granted various options in lieu of Board fees aggregating to 22,422 shares at exercise prices ranging from $0.025 to $0.36 per share. Such options vested immediately and are exercisable for seven years from the date of grant. In December 2000, the Company discontinued the granting of options in lieu of Board fees.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

    The Audit Committee is comprised solely of independent directors, as defined in the NASD guidelines, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to comply with industry practice for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

    The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

    The Committee serves an oversight role to the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors nor can the Committee certify that the independent auditors are "independent" under applicable laws.

    In this context, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2000. Management represented to the Audit Committee that said financial statements were prepared in accordance with generally accepted accounting principles which was affirmed by the Company's independent auditors, Richard A. Eisner & Company, LLP. The Audit Committee has discussed with Richard A. Eisner &

Company, LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committee."

    The Audit Committee has received and reviewed the written disclosures and the letter from Richard A. Eisner & Company, LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Richard A. Eisner & Company, LLP the firm's independence.

    Based on the aforementioned actions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

    Submitted by the Audit Committee of the Company's Board of Directors:

                      Coy Eklund, Chairman
                      Edward A. Celano
                      Irwin M. Rosenthal

Audit and Related Fees

    Subject to ratification by the stockholders, the Board of Directors has reappointed Richard A. Eisner & Company, LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

    Fees for the last annual audit and review of financial statements included in that year's Form 10-Q filings. were $22,325. Audit-related services generally include fees for statutory audits, accounting consultations and SEC registration statements. There were no non-audit fees.

CERTAIN TRANSACTIONS

    Mr. Rosenthal was, until May 2001, a partner at Greenberg Traurig, LLP, which firm serves as counsel to the Company. The Company paid or accrued approximately $67,000 and $108,000 in the years ended December 31, 1999 and 2000, respectively, for legal services rendered by that firm and a prior firm of which Mr. Rosenthal was a partner during that period.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company believes that during 2000 all reports for the Company's executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were timely filed.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Richard A. Eisner & Company, LLP, has served as the Company's independent auditors. The Company has requested that a representative of Richard A. Eisner & Company, LLP, attend the Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders. Management of the Company recommends a vote for the ratification of Richard A. Eisner & Company, LLP, as the independent auditors for the Company.

OTHER MATTERS

    The Board is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders, such proposals must be received by the Company not later than February 12, 2002. Proposals should be directed to the attention of the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. The Annual Report on Form 10-K does not constitute a part of the proxy soliciting material.

                      By order of the Board of Directors,

                      Robert P. Hickey
                      Chairman

Dated: July 13, 2001

EXHIBIT A

LIFE MEDICAL SCIENCES, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

STATEMENT OF POLICY

    The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

    The Committee serves a board level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the members in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules.

ORGANIZATION

    The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors who are independent of management and the Company. A Chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the Board of Directors.

    All members of the Committee shall be considered independent if they comply with the independence rules of the National Association of Securities Dealers.

    All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

MEETINGS

    The Committee shall meet at least annually (or more frequently as appropriate) with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or its Chairperson shall meet quarterly with the independent auditors and management to review the Company's financial statements consistent with Section 4 below. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee should take the appropriate actions to set the overall corporate example for quality financial reporting, sound business risk practices an ethical behavior.

    The Committee is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or define the standards to be used in preparing the Company's

A–1

financial statements. Company management is responsible for preparing the financial statements and the independent auditors are responsible for auditing those statements.

    The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee shall:

  1.
  Evaluate, review and recommend to the Board the selection (or, where appropriate, replacement) of the Company's independent auditors, subject to stockholder approval.

  2.
  Provide guidance to, and receive reports from, the Company's independent auditors and financial management.

  3.
  Review the interim financial statements and earnings release with management and the independent auditors prior to filing the Company's Quarterly Reports on Form 10-Q. The Chairperson may represent the entire Committee for purposes of this review.

  4.
  Discuss the results of the annual and quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  5.
  Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K and provide judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements.

  6.
  Prepare a report to be included in the Company's proxy statement for each annual meeting that discloses whether the Committee (i) has reviewed and discussed the audited financial statements with management; has discussed Statement on Auditing Standards 61 ("SAS 61") "Communicating with Audit Committees" and Independence Standards Board Standard No. 1, "Auditor Independence" with the independent auditors; and (ii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

  7.
  Meet annually with the independent auditors to review the scope, proposed audit fees and related detail of the forthcoming annual year-end audit to be conducted by the independent auditors. Review the extent of "non-audit" services and related fee proposals that may be requested from the independent auditors from time to time.

  8.
  Discuss with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board.

  9.
  Review this Charter annually and recommend to the Board appropriate changes to it. In addition, confirm that the Charter is included as an appendix to the annual stockholders' meeting proxy statement at least every three years, or promptly after any significant amendment to it.

A–2

LIFE MEDICAL SCIENCES, INC.
PO Box 219
Little Silver, NJ 07739

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
to be held on August 23, 2001

This Proxy is solicited on Behalf of the Board of Directors

    The undersigned hereby appoint Robert Hickey and Irwin M. Rosenthal, and each of them, (with full power to act without the other), as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of Harris Beach & Wilcox, LLP, 2 World Trade Center, New York, NY on August 23, 2001 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side:

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS
LIFE MEDICAL SCIENCES, INC.

August 23, 2001

[down arrow]	Please Detach and Mail in the Envelope Provided	[down arrow]
/x/	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
		FOR all nominees Listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right	NOMINEES:	Edward A. Celano Richard L. Franklin, MD Robert P. Hickey Walter R. Maupay, Jr. Irwin M. Rosenthal, Esq.
1.	Election of Directors.	/ /	/ /

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Richard A. Eisner & Company, LLP as the independent auditors of the Company.	/ /	/ /	/ /
3.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting.

The Shares represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the election of the nominees and FOR Proposal 2. On any other matters that may come before the Meeting the proxy will be voted in the discretion of the above-named persons.
SIGNATURE	___________________	_________________________________	DATED	, 2001
SIGNATURE IF HELD JOINTLY

Note: (Please date, sign as name appears above and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)

QuickLinks

Notice of 2001 Annual Meeting of Stockholders to be held on Thursday August 23, 2001
VOTING
ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
Principal Stockholders Table
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
EXHIBIT A